Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 7, 2004, relating to the financial statements and financial statement schedule of Brady Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 2004. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/Deloitte & Touche LLP
Milwaukee, Wisconsin
August 30, 2005